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                          CORAM HEALTHCARE CORPORATION

EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS



                                                               JUNE 30, 1995                            JUNE 30, 1994
                                                       -------------------------------         -----------------------------

 PRIMARY                                               SIX MONTHS         THREE MONTHS         SIX MONTHS        THREE MONTHS
                                                       ----------         ------------         ----------        ------------
 Average common shares outstanding . . . . .              39,457             39,685               38,372              38,497

 Net effect of other dilutive securities . .                 817                 --                  177                  --
                                                       ---------          ---------            ---------          ----------
          Total  . . . . . . . . . . . . . .              40,274             39,685               38,549              38,497
                                                       ---------          ---------            ---------          ----------
 Net loss applicable to common stock . . . .           $ (61,756)         $ (66,347)           $  (5,789)         $   (9,000)
                                                       ---------          ---------            ---------          ----------

 Per share amounts:
          Net loss per common share  . . . .           $   (1.53)         $   (1.67)           $   (0.15)         $    (0.23)
                                                       =========          =========            =========          ==========
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
                                                               JUNE 30, 1995                            JUNE 30, 1994

 FULLY DILUTED                                         SIX MONTHS         THREE MONTHS         SIX MONTHS         THREE MONTHS

 Average common shares outstanding . . . . .              39,457             39,685              38,372              38,497
 Net effect of other dilutive securities . .                 817                 --                 177                  --
                                                       ---------          ---------            --------           ---------
          Total  . . . . . . . . . . . . . .              40,274             39,685              38,549              38,497
                                                       ---------          ---------            --------           ---------
 Net loss applicable to common stock . . . .           $ (61,756)         $ (66,347)           $ (5,789)          $  (9,000)
                                                       ---------          ---------            --------           ---------
 Per share amounts:
          Net loss per common share  . . . .           $   (1.53)         $   (1.67)           $  (0.15)          $   (0.23)
                                                       =========          =========            ========           =========
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